UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 1, 2015

Business Development Corporation of America

(Exact Name of Registrant as Specified in Its Charter)

Maryland	814-00821	27-2614444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 14th Floor
New York, New York 10022

(Address, Including Zip Code, of Principal Executive Offices)

(212) 415-6500
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

Business Development Corporation of America’s (the “Company”) 2015 annual meeting of stockholders (the “Annual Meeting”) was initially called to order on June 15, 2015 and was adjourned for lack of quorum. The Annual Meeting was reconvened on June 17, 2015, June 19, 2015, June 24, 2015 and July 1, 2015. There were present at the reconvened Annual Meeting, in person or by proxy, stockholders holding an aggregate of 95,074,045 shares of the Company’s common stock, out of a total number of 170,168,325 shares of the Company’s common stock issued and outstanding and entitled to vote at the reconvened Annual Meeting. Below is a description of the matters voted on at the reconvened Annual Meeting on July 1, 2015 and the final results of such voting.

On July 1, 2015, the Company adjourned the Annual Meeting with respect to the two proposals yet to be approved by stockholders, Proposal No. 7 and Proposal No. 8, which are discussed in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 20, 2015 (the “Proxy Statement”), in order to permit additional time to solicit stockholder votes for such proposals. The reconvened Annual Meeting will be held on July 27, 2015, at 3:00 p.m., Eastern Time, at 405 Park Avenue, 14th Floor, New York, New York 10022. Valid proxies for Proposal No. 7 and Proposal No. 8 submitted prior to the Annual Meeting and adjournments will continue to be valid for this reconvened Annual Meeting, unless properly changed or revoked prior to votes being taken at the reconvened Annual Meeting. The record date of April 30, 2015 will remain the same for the reconvened Annual Meeting.

Proposal 1: Election of Directors

The following individuals, constituting all of the nominees named in the Proxy Statement, were elected as directors to serve until the 2016 Annual Meeting and until their successors have been duly elected and qualified. The following votes were taken in connection with this proposal:

Nominee	Votes For	Votes Against	Abstain
Peter M. Budko	91,857,174	655,855	2,561,016
William M. Kahane	90,480,987	2,022,718	2,570,339
Leslie D. Michelson	91,696,956	840,039	2,537,049
Randolph C. Read	91,656,908	823,945	2,593,192
Edward G. Rendell	90,234,387	2,141,772	2,697,886

Other Proposals

At the reconvened Annual Meeting, stockholders were asked to consider and act upon the following other proposals, all of which received the requisite number of votes to pass:

•	Proposal No. 2: To amend and restate the Company’s charter to reflect an amendment described in the Proxy Statement, which will become effective upon a future listing of the Company’s outstanding shares of common stock on a national securities exchange (such as the New York Stock Exchange or the NASDAQ Stock Market), to provide for a staggered board of directors.

•	Proposal No. 3: To amend and restate the Company’s charter to reflect additional amendments described in the Proxy Statement, which will become effective upon a future listing of the Company’s outstanding shares of common stock on a national securities exchange, to delete certain provisions required by the Omnibus Guidelines promulgated by the North American Securities Administrators Association, Inc., and which will serve to conform more closely certain provisions in the Company’s charter to provisions in the charters of other business development companies whose securities are listed and publicly-traded on a national securities exchange as described in the Proxy Statement.

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•	Proposal No. 4: To amend and restate the Company’s charter to reflect an additional amendment described in the Proxy Statement, which will become effective upon a future listing of the Company’s outstanding shares of common stock on a national securities exchange, to provide that directors may be removed only for “cause” and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors.

•	Proposal No. 5: To amend and restate the Company’s charter to reflect an additional amendment described in the Proxy Statement, which will become effective upon a future listing of the Company’s outstanding shares of common stock on a national securities exchange, to provide that the Company may limit a stockholder’s right to inspect the books and records of the Company if the Company’s board of directors determines that such stockholder has an improper purpose for requesting such inspection.

•	Proposal No. 6: To amend and restate the Company’s charter to reflect an additional amendment described in the Proxy Statement, which will become effective upon a future listing of the Company’s outstanding shares of common stock on a national securities exchange, to conform the indemnification and exculpation provisions in the Company’s amended and restated charter to those of listed business development companies and to clarify that that indemnification and exculpation provisions in the Company’s amended and restated charter are subject to the limitations of the Investment Company Act of 1940, as amended.

•	Proposal No. 9: To approve a third amended and restated investment advisory agreement between the Company and its investment adviser.

For each of the other proposals that were approved by the Company’s stockholders at the reconvened Annual Meeting, the votes for, votes against, abstentions and broker non-votes are set forth below:

Proposal	Votes For	Votes Against	Abstain
Proposal No. 2	88,796,284	3,220,668	3,057,093
Proposal No. 3	89,608,249	2,259,327	3,206,469
Proposal No. 4	86,969,468	4,777,436	3,327,142
Proposal No. 5	87,703,900	3,852,505	3,517,639
Proposal No. 6	89,332,710	2,232,261	3,509,074
Proposal No. 9	85,324,797	6,153,853	3,595,395

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

Date: July 1, 2015	By:	/s/ Peter M. Budko
		Name:	Peter M. Budko
		Title:	Chief Executive Officer and Chairman of the Board of Directors

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